UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

JOINT CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2004

LA QUINTA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9110	95-3419438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, TX 75038
(Address of principal executive offices and Zip Code)

(214) 492-6600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

LA QUINTA PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9109	95-3520818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, TX 75038
(Address of Principal Executive Offices and Zip Code)

(214) 492-6600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On November 5, 2004, La Quinta Properties, Inc. and La Quinta Corporation (collectively, the “Companies”) entered into a Second Amendment dated as of November 5, 2004 (the “Second Amendment”) to the Amended and Restated Credit Agreement dated as of November 12, 2003 among the Companies, Canadian Imperial Bank of Commerce, as administrative agent, and the lenders listed on the signature pages thereof (as previously amended by a First Amendment, the “Credit Agreement”). The Second Amendment (i) reduces the interest rates and certain letter of credit fees under the Credit Agreement by 0.5% per annum, (ii) reduces the commitment fees on the unused portion of the revolving credit facility under the Credit Agreement and (iii) modifies certain provisions of the Credit Agreement related to refinancing indebtedness to give the Companies more flexibility with respect to repayment of existing indebtedness. The foregoing is qualified in its entirety by reference to the Second Amendment attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

     (c)   Exhibits:

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of November 5, 2004, by and among La Quinta Properties, Inc., La Quinta Corporation, Canadian Imperial Bank of Commerce, and the lenders listed on the signature pages thereof.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this joint report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2004	LA QUINTA CORPORATION

	By:	/s/ David L. Rea

David L. Rea Executive Vice President and Chief Financial Officer

Dated: November 12, 2004	LA QUINTA PROPERTIES, INC.

	By:	/s/ David L. Rea

David L. Rea Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of November 5, 2004, by and among La Quinta Properties, Inc., La Quinta Corporation, Canadian Imperial Bank of Commerce, and the lenders listed on the signature pages thereof.

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